Exhibit 10.45

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”), dated May 1, 2013, is made by and among ARMADA/HOFFLER PROPERTIES, L.L.C., a Virginia limited liability company (“AHP”), and ARMADA HOFFLER, L.P., a Virginia limited partnership (“AH LP”).

RECITALS

A. Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in that certain Option Agreement dated as of June 5, 2000, between Town Center Associates, L.L.C. (“TCA”) and the City of Virginia Beach Development Authority (the “VBDA”), as amended, a copy of which is attached hereto as Exhibit A (the “Option Agreement”).

B. AHP, TCA, City Center Associates, LLC (“CCA”) and others executed that certain Co-Development Agreement effective as of December 9, 2004, as amended, a copy of which is attached hereto as Exhibit B (the “Co-Development Agreement”), pursuant to which the parties thereto and their Affiliates are developing the Project.

C. Pursuant to the Option Agreement, TCA has the option (the “TCA Option”) to acquire certain parcels of land owned by the VBDA for the expansion and continuing development of the Project. The parcels remaining subject to the Option Agreement are commonly referred to as “Town Center Block 2”, “Town Center Block 9” and “Parcel Z-2” (collectively, the “Remaining Option Land”).

D. AHP and CCA are the sole members of TCA pursuant to that certain Amended and Restated Operating Agreement of Town Center Associates, L.L.C., effective as of January 1, 2004, as same may be amended (the “TCA Operating Agreement”), a copy of which is attached hereto as Exhibit C.

E. AH LP desires the option to require AHP to assign to AH LP its Ownership Interests in TCA and, thereby, for AH LP to obtain control over the exercise of rights under the Option Agreement to acquire all or, from time to time, any portion of the Remaining Option Land and to require TCA to renegotiate or extend the term of the Option Agreement prior to exercising the AH LP Option.

NOW THEREFORE, for and in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Exercise of Option by AH LP. Upon the terms and conditions set forth herein, AHP hereby grants to AH LP the option (the “AH LP Option”) at any time prior to the expiration of the Option Agreement to acquire all of AHP’s Ownership Interests in TCA by providing written notice (the “Option Exercise Notice”) to AHP of the exercise of such option.

2. Purchase Price. AH LP shall pay at closing to AHP as consideration for AHP’s Ownership Interest an amount equal to all expenses which AHP has incurred and which have not been reimbursed from any source for its share of the payments made by TCA, or by AHP on behalf of TCA, to maintain the TCA Option in force with respect to the Remaining Option Land, including all carrying costs related to the Wells Fargo Loan, all Option Fees, the Special Fees, premiums paid to maintain in force the Option Performance Bond, and all other expenses incurred by AHP under the Option Agreement with respect to the Remaining Option Land, in cash or other immediately available funds.

3. Closing. Closing on the transfer of AHP’s Ownership Interest will occur within thirty (30) days after AHP has received the Option Exercise Notice.

4. Conditions of Closing.

(a) AHP and its principals shall be released or indemnified by AH LP in a manner satisfactory to AHP from all obligations, if any, related to or arising out of the Option Agreement, the Co-Development Agreement and the TCA Operating Agreement including, but not limited to, replacing the Option Performance Bond or relieving AHP and its principals or affiliates from any liability thereunder;

(b) The TCA Operating Agreement will be amended as required to reflect the transfer of the ownership interest of AHP to AH LP and any related amendments necessary as a result of such transfer;

(c) AHP will transfer all of its Ownership Interests in TCA free and clean of all liens and encumbrances and shall represent and warrant that it is the sole owner of the Ownership Interests.

5. Binding on Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and assigns.

6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall, when collated together, constitute one and the same agreement. This Agreement may be executed by any party by execution of a signature page transmitted by facsimile or PDF, and each signature transmitted by facsimile or PDF shall be deemed to be an original signature.

7. Governing Law. This Agreement is made in and shall be governed, construed and enforced in accordance with the laws of the Commonwealth of Virginia.

8. No Amendment. This Agreement may not be modified or amended except by written instrument executed by the parties hereto.

9. Entire Agreement. This Agreement contains the entire agreement of the parties as to the matters contained herein.

WITNESS the following signatures and seals as of the date first written above.

ARMADA/HOFFLER PROPERTIES, L.L.C.

By:	/s/ Louis S. Haddad	(SEAL)
Louis S. Haddad, Manager

ARMADA HOFFLER, L.P.

By:	ARMADA HOFFLER PROPERTIES, INC.

	By:	/s/ Louis S. Haddad	(SEAL)
Louis S. Haddad, President and Chief Executive Officer

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